EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 00016960 on Form S-8 of Genlyte Thomas Group, LLC of our report dated April 15, 2004, except for Note 8 as to which the date is June 27, 2005, appearing in this Amendment No. 1 to Form 11-K of Genlyte Thomas Retirement Savings and Investment Plan for the year ended December 31, 2003.

Crowe Chizek and Company LLC

Oak Brook, Illinois

June 29, 2005